   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1998

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                             ---------------------

                         NORTHWEST AIRLINES CORPORATION

             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                      95-4205287
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
              or organization)

                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121

   (Address, including zip code, of Registrant's principal executive office)

                         NORTHWEST AIRLINES CORPORATION
                              EMPLOYEE STOCK PLAN
                            (Full title of the Plan)
                         ------------------------------

                           DOUGLAS M. STEENLAND, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   COPIES TO:

                            ROBERT L. FRIEDMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                           AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED        PER SHARE(A)     OFFERING PRICE(A)         FEE(A)
Class A Common Stock, $.01 par value
  per share (b)......................      10,000,000           $55.8750          $558,750,000        $164,831.25

(a) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Class A Common Stock on the Nasdaq National Market on February 5, 1998.

(b) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Class A Common Stock. Includes Class A Common Stock issuable upon conversion of Class B Common Stock and Series C Preferred Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                         NORTHWEST AIRLINES CORPORATION
                   10,000,000 SHARES OF CLASS A COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

    This Prospectus relates to shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Northwest Airlines Corporation (the "Company") issued to the persons named herein (the "Selling Stockholders") pursuant to the Northwest Airlines Corporation Employee Stock Plan and certain related plans (collectively, the "Plan"). This Prospectus relates to the reoffer and resale of such shares by the Selling Stockholders. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

    All or a portion of the shares of Class A Common Stock offered hereby may be offered for sale, from time to time, on the Nasdaq National Market, or otherwise, at prices and on terms then obtainable. See "Plan of Distribution."

    The Class A Common Stock of the Company is quoted on the Nasdaq National Market under the symbol NWAC. On February 6, 1998, the last reported sale price of the Company's Class A Common Stock quoted on the Nasdaq National Market was $55.75.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is February 11, 1998.

    No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information, including the Registration Statement and exhibits filed therewith, may be inspected at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or by accessing the Commission's World Wide Web site at http://www.sec.gov.

FOR FLORIDA RESIDENTS

    The Company does not conduct business with the government of Cuba or any person or affiliate located in Cuba, except that Northwest aircraft conduct Cuban overflights for which Northwest makes monthly payments through a clearing house of Cubana de Aviacion pursuant to a specific license from the Office of Foreign Assets Control, United States Department of Treasury.

    The information set forth above is accurate as of the date hereof. Current information concerning the Company's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, The Capital, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

(a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

(c) Current Reports on Form 8-K dated March 6, 1997, November 25, 1997 and January 25, 1998; and

(d) The description of the Company's Class A Common Stock set forth in its Registration Statement on Form 8-A, dated March 16, 1994, the description of rights to purchase the Company's Series D Junior Participating Preferred Stock set forth in its Registration Statement on Form 8-A, dated November 17, 1995, and any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating those descriptions.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered thereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company's Exchange Act file number is 0-23642.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Northwest Airlines Corporation, Attention:
Secretary, 5101 Northwest Drive, St. Paul, Minnesota 55111, telephone number
(612) 726-2111.

                                  THE COMPANY

    The Company was incorporated in the State of Delaware in February 23, 1989 under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, telephone number (612) 726-2111. The Company's mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111.

                              SELLING STOCKHOLDERS

    The following table sets forth certain information as of December 31, 1997 concerning the ownership of Class A Common Stock and Series C Preferred Stock by the Selling Stockholders. The selling stockholders will consist of the trustees named below who will act on behalf of participants in the Plan who from time to time have given sale instructions in connection with this Offering (the "Selling Stockholders"). The Plan was established pursuant to certain agreements entered into by the Company and several unions representing the Company's employees, including the International Brotherhood of Teamsters, Chauffers, Warehousemen and Helpers of America ("IBT"), the International Association of Machinists and Aerospace Workers ("IAM") and the Air Line Pilots Association International ("ALPA").

                                                               SHARES OF CLASS A      SHARES OF CLASS      SHARES OF CLASS A
                                                                 COMMON STOCK                A            COMMON STOCK TO BE
                                                              BENEFICIALLY OWNED        COMMON STOCK
                                                           PRIOR TO THE OFFERING(1)    BEING SOLD IN      BENEFICIALLY OWNED
                                                                                        THE OFFERING      AFTER THE OFFERING
                                                           -------------------------  ----------------  -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       NUMBER       PERCENT                        NUMBER      PERCENT
---------------------------------------------------------  ------------  -----------                    ----------  -----------
William S. Zoller, as Trustee of the Trust for ALPA
  employees(2)(3)........................................
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171                                     10,293,877         9.6        4,820,795     5,473,082         5.1
Thomas R. Roth, as Trustee of the Trust for IAM
  Employees(3)...........................................
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171                                      6,162,547         5.7        2,886,024     3,276,524         3.0
Stephen L. Hester, as Trustee of the Trust for IBT
  employees(3)...........................................
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171                                      1,647,458         1.5          771,532       875,926          .8
State Street Bank & Trust Company, as Trustee of the
  Trust for all other employees(2).......................
  200 Newport Avenue, Q3N
  North Quincy, MA 02171                                      3,249,189         3.0        1,521,649       727,540         1.6

------------------------

(1) As used in this table, beneficial ownership means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). For purposes of this table, a person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. The numbers in the table include the number of shares of Class A Common Stock issuable upon conversion of Class B Common Stock or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

(2) Assumes conversion of Class B Common Stock into Class A Common Stock.

(3) Assumes conversion of Series C Preferred Stock into Class A Common Stock.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders may sell shares of Class A Common Stock in any of the following ways: (i) through dealers; (ii) through agents; (iii) directly to one or more purchasers. The distribution of the shares of Class A Common Stock may be effected from time to time in one or more transactions which may involve crosses or block transactions (A) on the Nasdaq National Market ("NASDAQ") (or on such other national stock exchanges on which the shares of Class A Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of NASDAQ or such exchanges, (B) in the over-the-counter market or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Class A Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Class A

Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Class A Common Stock might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Section 102(b)(7) of the Delaware Law, the Second Amended and Restated Certificate of Incorporation of the Company provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for violations of their fiduciary duty.

    Article VIII of the bylaws, as amended, of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----

Available Information..........................           2

Incorporation of Certain Documents By
  Reference....................................           2

The Company....................................           3

Selling Stockholders...........................           3

Plan of Distribution...........................           4

Indemnification of Directors and Officers......           5

                               10,000,000 SHARES

                         NORTHWEST AIRLINES CORPORATION

                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                               FEBRUARY 11, 1998

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, previously filed by Northwest Airlines Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), are hereby incorporated by reference in this Registration Statement:

        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996:

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

        (c) Current Reports on Form 8-K dated March 6, 1997, November 25, 1997 and January 25, 1998; and

        (d) The description of the Company's Class A Common Stock set forth in its Registration Statement on Form 8-A, dated March 16, 1994, the description of rights to purchase the Company's Series D Junior Participating Preferred Stock set forth in its Registration Statement on Form 8-A, dated November 17, 1995, and any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating those descriptions.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

    Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Section 102(b)(7) of the Delaware Law, the Second Amended and Restated Certificate of Incorporation of the Company provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for violations of their fiduciary duty.

    Article VIII of the bylaws, as amended, of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    The securities being reoffered or resold pursuant to this Registration Statement were issued by the Company to the Northwest Airlines Corporation Employee Stock Plan in transactions not involving sales within the meaning of
Section 2(3) of the Securities Act of 1933.

ITEM 8. EXHIBITS

    The following exhibits are filed as part of this Registration Statement:

    4.1 Second Amended and Restated Certificate of Incorporation of Northwest Airlines Corporation (the "Company") (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-74210 (the "S-1") and incorporated herein by reference).

    4.2 Certificate of Amendment to the Company's Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference).

    4.3 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).

    23.1 Consent of Ernst & Young LLP

    24  Power of Attorney (included in Part II of this Registration Statement)

ITEM 9. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) to include any prospectus required by Section 10(a)(3) of the Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 11th day of February, 1998.

                                        NORTHWEST AIRLINES CORPORATION
                                                 (Registrant)

                                By:  /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                     Douglas M. Steenland
                                     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. Steenland and James A. Lawrence, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated this 11th day of February, 1998.

             NAME                         TITLE
------------------------------  --------------------------

                                President, Cheif Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive
       John H. Dasburg            Officer)

                                Executive Vice President
    /s/ JAMES A. LAWRENCE         and Chief Financial
------------------------------    Officer (Principal
      James A. Lawrence           Financial Officer)

                                Vice President and Chief
     /s/ ROLF S. ANDRESEN         Accounting Officer
------------------------------    (Principal Accounting
       Rolf S. Andresen           Officer)

      /s/ GARY L. WILSON
------------------------------  Chairman of the Board of
        Gary L. Wilson            Director

     /s/ RICHARD C. BLUM
------------------------------  Director
       Richard C. Blum

------------------------------  Director
      Alfred A. Checchi

    /s/ MARVIN L. GRISWOLD
------------------------------  Director
      Marvin L. Griswold

   /s/ DENNIS F. HIGHTOWER
------------------------------  Director
     Dennis F. Hightower

   /s/ DORIS KEARNS GOODWIN
------------------------------  Director
     Doris Kearns Goodwin

    /s/ THOMAS L. KEMPNER
------------------------------  Director
      Thomas L. Kempner

    /s/ GEORGE J. KOURPIAS
------------------------------  Director
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director
      Frederic V. Malek

    /s/ WALTER F. MONDALE
------------------------------  Director
      Walter F. Mondale

     /s/ V. A. RAVINDRAN
------------------------------  Director
       V. A. Ravindran

------------------------------  Director
       Leo M. Van Wijk

     /s/ GEORGE J. VOJTA
------------------------------  Director
       George J. Vojta

     /s/ DUANE E. WOERTH
------------------------------  Director
       Duane E. Woerth

                               INDEX TO EXHIBITS

  EXHIBIT                                                                                                 SEQUENTIALLY
  NUMBER                                           DESCRIPTION                                            NUMBERED PAGE
-----------  ----------------------------------------------------------------------------------------  -------------------

       4.1   Second Amended and Restated Certificate of Incorporation of Northwest Airlines
             Corporation (the "Company") (filed as Exhibit 3.1 to the Company's Registration
             Statement on Form S-1, File No. 33-74210 (the "S-1") and incorporated herein by reference)..............................................................................

       4.2   Certificate of Amendment to the Company's Second Amended and Restated Certificate of
             Incorporation (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference)....

       4.3   Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).......................................................

      23.1   Consent of Ernst & Young LLP............................................................

        24   Power of Attorney (included in Part II of this Registration Statement)..................